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                                                                      EXHIBIT 15

            LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION


The Board of Directors and Shareholders
Marine Drilling Companies, Inc.:

         Re:  Registration Statement   No. 33-56920 on Form S-8 dated
                                         January 11, 1993

                                       No. 33-61901 on Form S-8 dated
                                         August 17, 1995

                                       No. 333-6997 on Form S-3 dated
                                         June 27, 1996, as amended

                                       No. 333-6995 on Form S-4 dated
                                         June 27, 1996, as amended

                                       No. 333-56379 on Form S-3 dated
                                         June 9, 1998, as amended

                                       No. 333-48968 on Form S-8 dated
                                         October 31, 2000, as amended

         With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated October 25, 2000 related to our review of interim financial information. Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant within the meanings of Sections 7 and 11 of the Act.





                                             KPMG LLP



Houston, Texas
November 9, 2000